UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2010

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

10319 Westlake Drive, Suite 112, Bethesda, MD 20817
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2010, the Compensation Committee of the Board of Trustees (the "Compensation Committee") and the Board of Trustees of Pebblebrook Hotel Trust (the "Company") approved grants of restricted common shares of beneficial interest of the Company ("common shares"), pursuant to the Company's 2009 Equity Incentive Plan, to Jon E. Bortz, the Company's Chairman, President and Chief Executive Officer, Raymond D. Martz, the Company's Executive Vice President, Chief Financial Officer, Treasurer and Secretary, and Thomas C. Fisher, the Company's Executive Vice President and Chief Investment Officer. The awards to Messrs. Bortz and Martz were disclosed in the Company's registration statement on Form S-11 (the "Registration Statement") filed by the Company in connection with its initial public offering (the "IPO"). Mr. Fisher joined the Company shortly after the IPO.

Mr. Bortz received an award of 28,776 restricted common shares. Mr. Martz received an award of 14,388 restricted common shares. Mr. Fisher received an award of 14,388 restricted common shares. Each award will vest ratably on each of the first three anniversaries of the date of grant, provided that the recipient remains employed by the Company on each vesting date. Prior to vesting, all restricted common shares will be entitled to receive dividends paid on the Company's common shares and will be entitled to vote. These grants represent the equity portion of 2010 compensation for each of the executive officers.

On March 11, 2010, the Compensation Committee and the Board of Trustees of the Company also approved the 2010 compensation arrangements for each of Messrs. Bortz, Martz and Fisher, as summarized below. The compensation for Messrs. Bortz and Martz was previously disclosed in the Registration Statement and the compensation for Mr. Fisher was previously disclosed in the Company's Current Report on Form 8-K filed on December 23, 2009.

• Mr. Bortz is to receive an annual salary of $300,000 and target cash bonus of $300,000. The target cash bonus is contingent on the Company executing its general business strategy. On December 14, 2009, upon completion of the Company's IPO, Mr. Bortz was awarded 723,035 Long-Term Incentive Partnership ("LTIP") units which vest ratably on each of the first five anniversaries of the date of grant.

• Mr. Martz is to receive an annual salary of $250,000 and target cash bonus of $200,000. The target cash bonus is contingent on the Company executing its general business strategy. On December 14, 2009, upon completion of the Company's IPO, Mr. Martz was awarded 132,260 LTIP units which vest ratably on each of the first five anniversaries of the date of grant.

• Mr. Fisher is to receive an annual salary of $250,000 and target cash bonus of $200,000. Mr. Fisher's target cash bonus is guaranteed and could increase contingent on the Company executing its general business strategy. Upon joining the Company on January 11, 2010, Mr. Fisher was awarded 47,349 LTIP units which vest ratably on each of the first five anniversaries of the date of grant.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No. - Description
-----------------------------------------------------------------------------------
10.1 Share Award Agreement, dated March 11, 2010, between the Company and Jon E. Bortz
10.2 Share Award Agreement, dated March 11, 2010, between the Company and Raymond D. Martz
10.3 Share Award Agreement, dated March 11, 2010, between the Company and Thomas C. Fisher

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

March 15, 2010	By:	/s/ Raymond D. Martz

Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer, and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Share Award Agreement, dated March 11, 2010, between the Company and Jon E. Bortz
10.2	Share Award Agreement, dated March 11, 2010, between the Company and Raymond D. Martz
10.3	Share Award Agreement, dated March 11, 2010, between the Company and Thomas C. Fisher